Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer & Treasurer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2024 THIRD QUARTER RESULTS

11% Year-Over-Year Growth in Total Revenues

Income Before Income Taxes Increased 38% Year-Over-Year

24% Year-Over-Year Growth in Consolidated Community Count

Total Consolidated Lots Controlled Increased 34% Year-Over-Year

Increased Midpoint of Full Year Adjusted Income Before Income Tax Guidance by 11% to $313 Million

MATAWAN, NJ, August 22, 2024 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine months ended July 31, 2024.

RESULTS FOR THE THREE-MONTH AND NINE-MONTH PERIODS ENDED JULY 31, 2024:

  Total revenues increased 11.2% to $722.7 million in the third quarter of fiscal 2024, compared with $650.0 million in the same quarter of the prior year. For the nine months ended July 31, 2024, total revenues were $2.03 billion compared with $1.87 billion in the first nine months of fiscal 2023.
  Sale of homes revenues increased to $687.4 million (1,255 homes) in the fiscal 2024 third quarter compared with $630.4 million (1,198 homes) in the previous year’s third quarter. During the nine months ended July 31, 2024, sale of homes revenues increased to $1.95 billion (3,601 homes) compared with $1.80 billion (3,361 homes) in the previous year’s first nine months.
  Domestic unconsolidated joint ventures(1) sale of homes revenues for the third quarter of fiscal 2024 increased 24.8% to $151.0 million (224 homes) compared with $121.0 million (171 homes) for the three months ended July 31, 2023. For the first nine months of fiscal 2024, domestic unconsolidated joint ventures sale of homes revenues increased 38.0% to $386.9 million (568 homes) compared with $280.3 million (399 homes) in the nine months ended July 31, 2023.
  Sale of homes revenues, including domestic unconsolidated joint ventures, increased 11.6% to $838.4 million (1,479 homes) in the third quarter of fiscal 2024 compared with $751.4 million (1,369 homes) during the third quarter of fiscal 2023. During the nine months ended July 31, 2024, sale of homes revenues, including domestic unconsolidated joint ventures, increased 12.2% to $2.33 billion (4,169 homes) compared with $2.08 billion (3,760 homes) during the first nine months of fiscal 2023.
  Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 19.1% for the three months ended July 31, 2024, compared with 20.1% during the third quarter a year ago and 19.5% in the second quarter of fiscal 2024. During the first nine months of fiscal 2024, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 18.9% compared with 18.8% in the same period of the prior fiscal year.
1

  Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was within the guidance range provided at 22.1% during the fiscal 2024 third quarter compared with 23.2% in last year’s third quarter and 22.6% in the second quarter of fiscal 2024. For the nine months ended July 31, 2024, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 22.2% compared with 21.9% in the first nine months of the previous fiscal year.
  Total SG&A was $89.5 million, or 12.4% of total revenues, in the third quarter of fiscal 2024 compared with $75.1 million, or 11.6% of total revenues, in the third quarter of fiscal 2023. Total SG&A was $254.5 million, or 12.6% of total revenues, in the first nine months of fiscal 2024 compared with $224.0 million, or 12.0% of total revenues, in the first nine months of the previous fiscal year.
  Total interest expense as a percent of total revenues was 4.0% for the third quarter of fiscal 2024 compared with 5.0% for the third quarter of fiscal 2023. For the nine months ended July 31, 2024, total interest expense as a percent of total revenues was 4.4% compared with 5.3% in the same period of the previous fiscal year
  Income before income taxes for the third quarter of fiscal 2024 increased 38.2% to $97.3 million compared with $70.4 million in the third quarter of the prior fiscal year. For the first nine months of fiscal 2024, income before income taxes increased 48.1% to $199.2 million compared with $134.6 million during the first nine months of the prior fiscal year.
  Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net increased 34.2% to $100. million in the third quarter of fiscal 2024 compared with income before these items of $74.8 million in the third quarter of fiscal 2023. For the first nine months of fiscal 2024, income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net increased 44.4% to $201.5 million compared with income before these items of $139.6 million for the same period in fiscal 2023.
  Net income increased 30.8% to $72.9 million, or $9.75 per diluted common share, for the three months ended July 31, 2024, compared with net income of $55.8 million, or $7.38 per diluted common share, in the same period of the previous fiscal year. For the first nine months of fiscal 2024, net income was $147.7 million, or $19.15 per diluted common share, compared with net income of $108.6 million, or $13.97 per diluted common share, during the same period of fiscal 2023.
  EBITDA increased to $127.9 million for the third quarter of fiscal 2024 compared with $104.5 million for the third quarter of the prior year. For the first nine months of fiscal 2024, EBITDA was $294.3 million compared with $240.6 million in the same period of the prior year.
  Consolidated contracts in the third quarter of fiscal 2024 decreased to 1,192 homes ($645.8 million) compared with 1,444 homes ($744.2 million) in the same quarter last year. Contracts, including domestic unconsolidated joint ventures, for the three months ended July 31, 2024, decreased to 1,396 homes ($791.3 million) compared with 1,600 homes ($854.7 million) in the third quarter of fiscal 2023.
  Over the past five weeks, contracts, including domestic unconsolidated joint ventures, have increased approximately 23% compared to the same five weeks a year ago.
  As of July 31, 2024, consolidated community count increased 23.5% to 126 communities, compared with 102 communities as of July 31, 2023. Community count, including domestic unconsolidated joint ventures, increased 19.7% to 146 as of July 31, 2024, compared with 122 communities at July 31, 2023. Half of the community count growth in the fiscal 2024 third quarter occurred in July.
2

  Consolidated contracts per community decreased to 9.5 in the third quarter of fiscal 2024, only slightly lower than our average since 1997 of 9.9 contracts per community. This compared with 14.2 contracts per community for the third quarter of fiscal 2023, which was our second-best contracts per community for the third quarter over the past 20 years. Contracts per community, including domestic unconsolidated joint ventures, decreased to 9.6 in the three months ended July 31, 2024, compared with 13.1 contracts per community in the same quarter one year ago.
  Excluding build for rent contracts, consolidated contracts per community decreased to 9.1 in the third quarter of fiscal 2024 compared with 11.6 contracts per community for the third quarter of fiscal 2023. Contracts per community, excluding build for rent contracts but including domestic unconsolidated joint ventures, decreased to 9.2 in the three months ended July 31, 2024, compared with 11.0 contracts per community in the same quarter one year ago.
  The dollar value of consolidated contract backlog, as of July 31, 2024, decreased 12.6% to $1.16 billion compared with $1.33 billion as of July 31, 2023. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of July 31, 2024, decreased 11.2% to $1.46 billion compared with $1.64 billion as of July 31, 2023.
  The gross contract cancellation rate for consolidated contracts was 17% for the third quarter ended July 31, 2024 compared with 16% in the fiscal 2023 third quarter. The gross contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 17% for the third quarter of fiscal 2024 compared with 16% in the third quarter of the prior year.
  For the trailing twelve-month period our return on equity (ROE) was 38.8% and earnings before interest and income taxes return on investment (EBIT ROI) was 33.7%. We believe for the most recently reported trailing twelve-month periods, we had the highest ROE and the second highest EBIT ROI compared to 15 of our publicly traded peers.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our multi-community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF JULY 31, 2024:

  During the third quarter of fiscal 2024, land and land development spending was $216.1 million compared with $168.8 million in the same quarter one year ago. For the first nine months of fiscal 2024, land and land development spending was $677.0 million compared with $459.7 million in the same period one year ago.
  Total liquidity as of July 31, 2024, was $251.3 million, above our targeted liquidity range of $170 million to $245 million.
  In the third quarter of fiscal 2024, approximately 4,800 lots were put under option or acquired in 57 consolidated communities.
  During the third quarter of fiscal 2024, we repurchased 82,753 shares of common stock for $11.5 million or an average price of $139 per share.
  As of July 31, 2024, our total controlled consolidated lots were 39,516, an increase of 34.0% compared with 29,487 lots at the end of the third quarter of the previous year. The total controlled consolidated lots also increased sequentially from 36,841 lots as of April 30, 2024. Based on trailing twelve-month deliveries, the current position equaled a 7.7 years’ supply.
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FINANCIAL GUIDANCE(2):

The Company is increasing guidance for total revenues, adjusted income before income taxes, adjusted EBITDA, fully diluted earnings per share and common book value per share for the full fiscal year. Financial guidance below assumes no adverse changes in current market conditions, including further deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $209.89 on July 31, 2024.

For the full fiscal year, total revenues are expected to be between $2.90 billion and $3.05 billion, adjusted homebuilding gross margin is expected to be between 21.5% and 22.5%, adjusted income before income taxes is expected to be between $300 million and $325 million, adjusted EBITDA is expected to be between $420 million and $445 million and fully diluted earnings per share is expected to be between $29 and $31. At the midpoint of our guidance, we anticipate our common book value per share to increase by about 50% at October 31, 2024, to approximately $109 per share compared to last year’s value at year-end of $73 per share.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“We are pleased to report strong adjusted EBITDA and adjusted pretax income for the third quarter of fiscal 2024, both of which were above the high end of our guidance,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “While average weekly foot traffic during the third quarter of fiscal 2024 at our communities was consistent with the same period a year ago, there was some choppiness in our third quarter contracts this year due to economic, mortgage rate and geopolitical uncertainty that is impacting homebuyers’ decisions, as well as disruptions from Hurricane Beryl in Texas, our largest state. When you ignore the impact of build for rent contracts from both the third quarter of fiscal 2024 and the third quarter of fiscal 2023, the primary weakness was in our West segment, which includes Texas. Over the past five weeks, contracts have increased approximately 23% compared to the same weeks a year ago. This improved trend suggests that homebuyers have reacted positively to the recent decreasing mortgage rate environment.”

“Last quarter we spoke about shifting our primary focus to growing our business. Our commitment to this shift is evident in the 34% increase in our lot count, 28% year-over-year increase in land and land development spend and 24% growth in our consolidated community count. We believe these investments will lead to future increases in revenue that will better leverage our fixed costs and lead to higher levels of profitability, which in turn should further improve our credit metrics. Our leverage continues to improve, and our ROE and EBIT ROI remain among the best of the peer group. The housing market continues to be driven by positive fundamentals, and we expect to be able to capitalize on these trends and continue to deliver top-tier industry returns to our shareholders,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2024 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, August 22, 2024. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

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ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted income before income taxes, which is defined as income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted income before income taxes to income before income taxes is presented in a table attached to this earnings release.

Earnings before interest and income taxes return on investment (“EBIT ROI”) is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. A reconciliation for historical periods of EBIT ROI to income before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $122.0 million of cash and cash equivalents, $4.3 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of July 31, 2024.

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FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) increases in inflation; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; (26) public health issues such as major epidemic or pandemic; and (27) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2024 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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Hovnanian Enterprises, Inc.
July 31, 2024
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Total revenues	$722,704	$649,957	$2,025,280	$1,868,984
Costs and expenses (1)	636,133	583,886	1,864,241	1,751,311
(Loss) gain on extinguishment of debt, net	-	(4,082)	1,371	(4,082)
Income from unconsolidated joint ventures	10,698	8,401	36,814	20,969
Income before income taxes	97,269	70,390	199,224	134,560
Income tax provision	24,350	14,626	51,565	25,934
Net income	72,919	55,764	147,659	108,626
Less: preferred stock dividends	2,669	2,669	8,007	8,007
Net income available to common stockholders	$70,250	$53,095	$139,652	$100,619

Per share data:
Basic:
Net income per common share	$10.61	$7.92	$20.85	$14.97
Weighted average number of common shares outstanding	6,474	6,249	6,476	6,201
Assuming dilution:
Net income per common share	$9.75	$7.38	$19.15	$13.97
Weighted average number of common shares outstanding	7,048	6,705	7,048	6,642

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
July 31, 2024
Reconciliation of income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net to income before income taxes
(In thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Income before income taxes	$97,269	$70,390	$199,224	$134,560
Inventory impairments and land option write-offs	3,099	308	3,638	922
Loss (gain) on extinguishment of debt, net	-	4,082	(1,371)	4,082
Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net (1)	$100,368	$74,780	$201,491	$139,564

(1) Income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

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Hovnanian Enterprises, Inc.
July 31, 2024
Gross margin
(In thousands)
					Homebuilding
					Gross Margin
	Homebuilding Gross Margin Three Months Ended		Homebuilding Gross Margin Nine Months Ended		Three Months Ended
	July 31,		July 31,		April 30,
	2024	2023	2024	2023	2024
	(Unaudited)		(Unaudited)		(Unaudited)
Sale of homes	$687,424	$630,371	$1,947,989	$1,800,724	$686,929
Cost of sales, excluding interest expense and land charges (1)	535,425	483,990	1,515,258	1,405,712	531,385
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	151,999	146,381	432,731	395,012	155,544
Cost of sales interest expense, excluding land sales interest expense	20,351	19,271	61,792	54,793	21,543
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	131,648	127,110	370,939	340,219	134,001
Land charges	446	308	985	922	237
Homebuilding gross margin	$131,202	$126,802	$369,954	$339,297	$133,764

Homebuilding gross margin percentage	19.1%	20.1%	18.9%	18.8%	19.5%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	22.1%	23.2%	22.2%	21.9%	22.6%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	19.2%	20.2%	19.0%	18.9%	19.5%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Land and lot sales	$14,230	$429	$15,783	$16,042
Cost of sales, excluding interest (1)	11,907	-	12,789	9,940
Land and lot sales gross margin, excluding interest and land charges	2,323	429	2,994	6,102
Land and lot sales interest expense	1,965	1	1,965	926
Land and lot sales gross margin, including interest	$358	$428	$1,029	$5,176

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

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Hovnanian Enterprises, Inc.
July 31, 2024
Reconciliation of adjusted EBITDA to net income
(In thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net income	$72,919	$55,764	$147,659	$108,626
Income tax provision	24,350	14,626	51,565	25,934
Interest expense	28,578	32,774	89,439	98,815
EBIT (1)	125,847	103,164	288,663	233,375
Depreciation and amortization	2,067	1,299	5,679	7,223
EBITDA (2)	127,914	104,463	294,342	240,598
Inventory impairments and land option write-offs	3,099	308	3,638	922
Loss (gain) on extinguishment of debt, net	-	4,082	(1,371)	4,082
Adjusted EBITDA (3)	$131,013	$108,853	$296,609	$245,602

Interest incurred	$28,087	$34,214	$94,578	$103,662

Adjusted EBITDA to interest incurred	4.66	3.18	3.14	2.37

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
July 31, 2024
Interest incurred, expensed and capitalized
(In thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$52,222	$60,274	$52,060	$59,600
Plus: interest incurred	28,087	34,214	94,578	103,662
Less: interest expensed	(28,578)	(32,774)	(89,439)	(98,815)
Less: interest contributed to unconsolidated joint venture (1)	-	(6,440)	(5,468)	(9,456)
Plus: interest acquired from unconsolidated joint venture (2)	2,861	-	2,861	283
Interest capitalized at end of period (3)	$54,592	$55,274	$54,592	$55,274

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the nine months ended July 31, 2024 and 2023, respectively. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(2) Represents capitalized interest which was included as part of the assets purchased from a joint venture the company closed out during the three and nine months ended July 31, 2024 and the nine months ended July 31, 2023. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

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Hovnanian Enterprises, Inc.
July 31, 2024
Calculation of Consolidated Adjusted EBIT ROI
						TTM
		For the quarter ended				ended
(Dollars in thousands)		10/31/2023	1/31/2024	4/30/2024	7/31/2024	7/31/2024
Consolidated EBIT		$157,478	$62,912	$99,904	$125,847	$446,141
Impairments and walk away		$614	$302	$237	$3,099	$4,252
Loss (gain) on extinguishment of debt		$21,556	$(1,371)	$0	$0	$20,185
Adjusted EBIT		$179,648	$61,843	$100,141	$128,946	$470,578
	As of
	7/31/2023	10/31/2023	1/31/2024	4/30/2024	7/31/2024
Total inventories	$1,411,260	$1,349,186	$1,463,558	$1,417,058	$1,650,470
Less liabilities from inventory not owned, net of debt issuance costs	145,979	124,254	114,658	86,618	135,559
Less capitalized interest	55,274	52,060	53,672	52,222	54,592
Plus Investments in and advances to unconsolidated joint ventures	85,260	97,886	110,592	150,674	126,318	Five Quarter
Goodwill	-	-	-	-	-	Average
Inventories less consolidated inventory not owned and capitalized interest plus liabilities from inventory not owned	$1,295,267	$1,270,758	$1,405,820	$1,428,892	$1,586,637	$1,397,475
Consolidated Adjusted EBIT ROI						33.7%

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HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	July 31,	October 31,
	2024	2023
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$122,036	$434,119
Restricted cash and cash equivalents	9,615	8,431
Inventories:
Sold and unsold homes and lots under development	1,267,477	998,841
Land and land options held for future development or sale	166,552	125,587
Consolidated inventory not owned	216,441	224,758
Total inventories	1,650,470	1,349,186
Investments in and advances to unconsolidated joint ventures	126,318	97,886
Receivables, deposits and notes, net	48,067	27,982
Property and equipment, net	41,219	33,946
Prepaid expenses and other assets	78,506	69,886
Total homebuilding	2,076,231	2,021,436

Financial services	206,365	168,671

Deferred tax assets, net	257,909	302,833
Total assets	$2,540,505	$2,492,940

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$115,357	$91,539
Accounts payable and other liabilities	419,836	415,480
Customers’ deposits	48,791	51,419
Liabilities from inventory not owned, net of debt issuance costs	135,559	124,254
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	898,749	1,051,491
Accrued interest	32,799	26,926
Total homebuilding	1,651,091	1,761,109

Financial services	186,030	148,181

Income taxes payable	-	1,861
Total liabilities	1,837,121	1,911,151

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2024 and October 31, 2023	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,410,759 shares at July 31, 2024 and 6,247,308 shares at October 31, 2023	64	62
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 757,072 shares at July 31, 2024 and 776,750 shares at October 31, 2023	8	8
Paid in capital - common stock	744,479	735,946
Accumulated deficit	(17,545)	(157,197)
Treasury stock - at cost – 1,090,179 shares of Class A common stock at July 31, 2024 and 901,379 shares at October 31, 2023; 27,669 shares of Class B common stock at July 31, 2024 and October 31, 2023	(158,921)	(132,382)
Total Hovnanian Enterprises, Inc. stockholders’ equity	703,384	581,736
Noncontrolling interest in consolidated joint ventures	-	53
Total equity	703,384	581,789
Total liabilities and equity	$2,540,505	$2,492,940
(1) Derived from the audited balance sheet as of October 31, 2023
11

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2024	2023	2024	2023
Revenues:
Homebuilding:
Sale of homes	$687,424	$630,371	$1,947,989	$1,800,724
Land sales and other revenues	16,392	4,937	25,968	27,244
Total homebuilding	703,816	635,308	1,973,957	1,827,968
Financial services	18,888	14,649	51,323	41,016
Total revenues	722,704	649,957	2,025,280	1,868,984

Expenses:
Homebuilding:
Cost of sales, excluding interest	547,332	483,990	1,528,047	1,415,652
Cost of sales interest	22,316	19,272	63,757	55,719
Inventory impairments and land option write-offs	3,099	308	3,638	922
Total cost of sales	572,747	503,570	1,595,442	1,472,293
Selling, general and administrative	50,989	47,716	146,415	146,090
Total homebuilding expenses	623,736	551,286	1,741,857	1,618,383

Financial services	12,362	10,345	35,856	29,550
Corporate general and administrative	38,480	27,365	108,130	77,934
Other interest	6,262	13,502	25,682	43,096
Other (income) expenses, net (1)	(44,707)	(18,612)	(47,284)	(17,652)
Total expenses	636,133	583,886	1,864,241	1,751,311
(Loss) gain on extinguishment of debt, net	-	(4,082)	1,371	(4,082)
Income from unconsolidated joint ventures	10,698	8,401	36,814	20,969
Income before income taxes	97,269	70,390	199,224	134,560
State and federal income tax provision (benefit):
State	5,896	(500)	13,333	2,794
Federal	18,454	15,126	38,232	23,140
Total income taxes	24,350	14,626	51,565	25,934
Net income	72,919	55,764	147,659	108,626
Less: preferred stock dividends	2,669	2,669	8,007	8,007
Net income available to common stockholders	$70,250	$53,095	$139,652	$100,619

Per share data:
Basic:
Net income per common share	$10.61	$7.92	$20.85	$14.97
Weighted-average number of common shares outstanding	6,474	6,249	6,476	6,201
Assuming dilution:
Net income per common share	$9.75	$7.38	$19.15	$13.97
Weighted-average number of common shares outstanding	7,048	6,705	7,048	6,642

(1) Includes gain on consolidation of a joint venture of $45.7 million and $19.1 million for the three and nine months ended July 31, 2024 and 2023, respectively.

12

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2) (3)
(DE, MD, NJ, OH, PA, VA, WV)	Home	414	366	13.1%	404	357	13.2%	898	794	13.1%
	Dollars	$260,081	$239,425	8.6%	$254,784	$200,812	26.9%	$617,520	$478,477	29.1%
	Avg. Price	$628,215	$654,167	(4.0)%	$630,653	$562,499	12.1%	$687,661	$602,616	14.1%
Southeast (3)
(FL, GA, SC)	Home	114	373	(69.4)%	231	230	0.4%	316	710	(55.5)%
	Dollars	$63,990	$155,655	(58.9)%	$115,804	$121,073	(4.4)%	$147,268	$353,023	(58.3)%
	Avg. Price	$561,316	$417,306	34.5%	$501,316	$526,404	(4.8)%	$466,038	$497,215	(6.3)%
West (3)
(AZ, CA, TX)	Home	664	705	(5.8)%	620	611	1.5%	827	899	(8.0)%
	Dollars	$321,722	$349,145	(7.9)%	$316,836	$308,486	2.7%	$393,980	$494,758	(20.4)%
	Avg. Price	$484,521	$495,241	(2.2)%	$511,026	$504,887	1.2%	$476,397	$550,343	(13.4)%
Consolidated Total
	Home	1,192	1,444	(17.5)%	1,255	1,198	4.8%	2,041	2,403	(15.1)%
	Dollars	$645,793	$744,225	(13.2)%	$687,424	$630,371	9.1%	$1,158,768	$1,326,258	(12.6)%
	Avg. Price	$541,773	$515,391	5.1%	$547,748	$526,186	4.1%	$567,745	$551,918	2.9%
Unconsolidated Joint Ventures (2) (3) (4)
(excluding KSA JV)	Home	204	156	30.8%	224	171	31.0%	422	441	(4.3)%
	Dollars	$145,480	$110,439	31.7%	$150,968	$120,984	24.8%	$299,510	$315,371	(5.0)%
	Avg. Price	$713,137	$707,942	0.7%	$673,964	$707,509	(4.7)%	$709,739	$715,127	(0.8)%
Grand Total
	Home	1,396	1,600	(12.8)%	1,479	1,369	8.0%	2,463	2,844	(13.4)%
	Dollars	$791,273	$854,664	(7.4)%	$838,392	$751,355	11.6%	$1,458,278	$1,641,629	(11.2)%
	Avg. Price	$566,814	$534,165	6.1%	$566,864	$548,835	3.3%	$592,074	$577,225	2.6%

KSA JV Only
	Home	109	2	5,350.0%	3	0	0.0%	211	2,225	(90.5)%
	Dollars	$28,069	$319	8,699.1%	$475	$0	0.0%	$47,447	$349,295	(86.4)%
	Avg. Price	$257,514	$159,500	61.5%	$158,333	$0	0.0%	$224,867	$156,987	43.2%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.

(3) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

13

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2) (3) (4)
(DE, MD, NJ, OH, PA, VA, WV)	Home	1,346	1,090	23.5%	1,067	1,086	(1.7)%	898	794	13.1%
	Dollars	$835,809	$685,595	21.9%	$642,481	$623,221	3.1%	$617,520	$478,477	29.1%
	Avg. Price	$620,958	$628,986	(1.3)%	$602,138	$573,868	4.9%	$687,661	$602,616	14.1%
Southeast (4)
(FL, GA, SC)	Home	388	812	(52.2)%	672	545	23.3%	316	710	(55.5)%
	Dollars	$206,722	$370,800	(44.2)%	$349,801	$295,714	18.3%	$147,268	$353,023	(58.3)%
	Avg. Price	$532,789	$456,650	16.7%	$520,537	$542,594	(4.1)%	$466,038	$497,215	(6.3)%
West (4)
(AZ, CA, TX)	Home	2,097	1,807	16.0%	1,862	1,730	7.6%	827	899	(8.0)%
	Dollars	$1,013,424	$888,650	14.0%	$955,707	$881,789	8.4%	$393,980	$494,758	(20.4)%
	Avg. Price	$483,273	$491,782	(1.7)%	$513,269	$509,705	0.7%	$476,397	$550,343	(13.4)%
Consolidated Total
	Home	3,831	3,709	3.3%	3,601	3,361	7.1%	2,041	2,403	(15.1)%
	Dollars	$2,055,955	$1,945,045	5.7%	$1,947,989	$1,800,724	8.2%	$1,158,768	$1,326,258	(12.6)%
	Avg. Price	$536,663	$524,412	2.3%	$540,958	$535,770	1.0%	$567,745	$551,918	2.9%
Unconsolidated Joint Ventures
(excluding KSA JV)	Home	605	398	52.0%	568	399	42.4%	422	441	(4.3)%
(2) (3) (4) (5)	Dollars	$420,973	$273,183	54.1%	$386,914	$280,331	38.0%	$299,510	$315,371	(5.0)%
	Avg. Price	$695,823	$686,389	1.4%	$681,187	$702,584	(3.0)%	$709,739	$715,127	(0.8)%
Grand Total
	Home	4,436	4,107	8.0%	4,169	3,760	10.9%	2,463	2,844	(13.4)%
	Dollars	$2,476,928	$2,218,228	11.7%	$2,334,903	$2,081,055	12.2%	$1,458,278	$1,641,629	(11.2)%
	Avg. Price	$558,370	$540,109	3.4%	$560,063	$553,472	1.2%	$592,074	$577,225	2.6%

KSA JV Only
	Home	208	12	1,633.3%	47	0	0.0%	211	2,225	(90.5)%
	Dollars	$49,310	$1,875	2,529.9%	$9,987	$0	0.0%	$47,447	$349,295	(86.4)%
	Avg. Price	$237,067	$156,250	51.7%	$212,489	$0	0.0%	$224,867	$156,987	43.2%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.

(3) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(4) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(5) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

14

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		July 31,			July 31,			July 31,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2) (3)
(Unconsolidated Joint Ventures)	Home	126	74	70.3%	100	81	23.5%	230	198	16.2%
(Excluding KSA JV)	Dollars	$96,909	$57,053	69.9%	$75,432	$58,907	28.1%	$185,942	$154,791	20.1%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$769,119	$770,986	(0.2)%	$754,320	$727,247	3.7%	$808,443	$781,773	3.4%
Southeast (3)
(Unconsolidated Joint Ventures)	Home	65	58	12.1%	96	68	41.2%	166	210	(21.0)%
(FL, GA, SC)	Dollars	$41,734	$40,296	3.6%	$61,333	$50,407	21.7%	$101,312	$142,742	(29.0)%
	Avg. Price	$642,062	$694,759	(7.6)%	$638,885	$741,279	(13.8)%	$610,313	$679,724	(10.2)%
West (3)
(Unconsolidated Joint Ventures)	Home	13	24	(45.8)%	28	22	27.3%	26	33	(21.2)%
(AZ, CA, TX)	Dollars	$6,837	$13,090	(47.8)%	$14,203	$11,670	21.7%	$12,256	$17,837	(31.3)%
	Avg. Price	$525,923	$545,417	(3.6)%	$507,250	$530,455	(4.4)%	$471,385	$540,515	(12.8)%
Unconsolidated Joint Ventures (2) (3) (4)
(Excluding KSA JV)	Home	204	156	30.8%	224	171	31.0%	422	441	(4.3)%
	Dollars	$145,480	$110,439	31.7%	$150,968	$120,984	24.8%	$299,510	$315,370	(5.0)%
	Avg. Price	$713,137	$707,942	0.7%	$673,964	$707,509	(4.7)%	$709,739	$715,125	(0.8)%

KSA JV Only
	Home	109	2	5,350.0%	3	0	0.0%	211	2,225	(90.5)%
	Dollars	$28,069	$319	8,699.1%	$475	$0	0.0%	$47,447	$349,295	(86.4)%
	Avg. Price	$257,514	$159,500	61.5%	$158,333	$0	0.0%	$224,867	$156,987	43.2%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.

(3) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

15

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		July 31,			July 31,			July 31,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2) (3) (4)
(Unconsolidated Joint Ventures)	Home	353	173	104.0%	281	207	35.7%	230	198	16.2%
(Excluding KSA JV)	Dollars	$277,612	$132,974	108.8%	$209,139	$151,256	38.3%	$185,942	$154,791	20.1%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$786,436	$768,636	2.3%	$744,267	$730,705	1.9%	$808,443	$781,773	3.4%
Southeast (4)
(Unconsolidated Joint Ventures)	Home	180	170	5.9%	215	148	45.3%	166	210	(21.0)%
(FL, GA, SC)	Dollars	$108,405	$110,016	(1.5)%	$140,854	$105,654	33.3%	$101,312	$142,742	(29.0)%
	Avg. Price	$602,250	$647,153	(6.9)%	$655,135	$713,878	(8.2)%	$610,313	$679,724	(10.2)%
West (4)
(Unconsolidated Joint Ventures)	Home	72	55	30.9%	72	44	63.6%	26	33	(21.2)%
(AZ, CA, TX)	Dollars	$34,956	$30,193	15.8%	$36,921	$23,421	57.6%	$12,256	$17,837	(31.3)%
	Avg. Price	$485,500	$548,964	(11.6)%	$512,792	$532,295	(3.7)%	$471,385	$540,515	(12.8)%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3) (4) (5)	Home	605	398	52.0%	568	399	42.4%	422	441	(4.3)%
	Dollars	$420,973	$273,183	54.1%	$386,914	$280,331	38.0%	$299,510	$315,370	(5.0)%
	Avg. Price	$695,823	$686,389	1.4%	$681,187	$702,584	(3.0)%	$709,739	$715,125	(0.8)%

KSA JV Only
	Home	208	12	1,633.3%	47	0	0.0%	211	2,225	(90.5)%
	Dollars	$49,310	$1,875	2,529.9%	$9,987	$0	0.0%	$47,447	$349,295	(86.4)%
	Avg. Price	$237,067	$156,250	51.7%	$212,489	$0	0.0%	$224,867	$156,987	43.2%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 88 homes and $74.2 million of contract backlog as of July 31, 2024 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended July 31, 2024.

(3) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(4) Reflects the reclassification of 90 homes and $73.7 million, 59 homes and $33.0 million, and 12 homes and $5.7 million of contract backlog from the consolidated Northeast, Southeast and West segments, respectively, to unconsolidated joint ventures as of July 31, 2023. This is related to the assets and liabilities contributed to a joint venture by the company during the three months ended July 31, 2023.

(5) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

16